Exhibit 10.32
AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS AMENDMENT dated as of November 21, 2023.

BETWEEN:

ANI PHARMACEUTICALS CANADA INC.
(the "Vendor")

- and -

MASTERCOM INC.
(the "Purchaser")

WHEREAS:

A.the Vendor and the Purchaser entered into an agreement of purchase and sale dated as of November 6, 2023, and which was fully executed by the parties on November 7, 2023 (the “Purchase Agreement”) whereby the Vendor agreed to sell and the Purchaser agreed to purchase the Property subject to and in accordance with the terms and conditions of the Purchase Agreement;
B.the Purchaser failed to pay the First Deposit in the amount of $500,000.00 (the “Original First Deposit”) to the Vendor’s Solicitors in trust within 2 Business Days after execution of the Purchase Agreement; and
C.the parties have agreed to amend the Purchase Agreement as set out herein.

NOW THEREFORE in consideration of the mutual covenants and agreements set forth in this Amending Agreement and the sum of Two ($2.00) Dollars now paid by each of the parties to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1.Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

2.In lieu of the Original First Deposit, the parties hereby agree that the Purchaser shall pay on or before November 21, 2023 the sum of One Hundred Thousand ($100,000.00) Dollars by wire transfer payable to the Vendor’s Solicitors in trust, to be held in trust as a deposit pending the completion or other termination of the transaction contemplated by the Purchase Agreement and to be credited on the Closing Date on account of the Purchase Price. For clarity, the parties acknowledge that any reference to the “First Deposit” in the Purchase Agreement shall be read to mean the foregoing sum of $100,000.00, including the reference in Section 3.1(a).

3.The parties hereby acknowledge and agree that the Purchase Agreement is amended by deleting Section 3.1(b) of the Purchase Agreement, and replacing it with the following:

“(b) the sum of One Million One Hundred and Fifty Thousand ($1,150,000.00) Dollars (the “Second Deposit”) by wire transfer payable to the Vendor’s Solicitors in trust within two (2) Business Days after the Due Diligence Date unless the Purchaser gives Notice that it is terminating the Purchase Agreement due to the failure to satisfy the Purchaser's financing condition set out in Section 4.2.2 of this Agreement, to be held in trust as a deposit pending the completion or other termination of the transaction contemplated by this Agreement and to be credited on the Closing Date on account of the Purchase Price; and”.

4.The parties hereby acknowledge that the “Due Diligence Date” under the Purchase Agreement shall be deemed to be December 6, 2023.

5.Except as expressly amended by this Amendment, all other terms of the Purchase Agreement shall remain binding on the parties and the parties agree that this Amendment will from the date hereof, be read and construed along with the Purchase Agreement and be treated as part thereof and for such purposes and so far as may be necessary to effectuate these presents, the Purchase Agreement will be regarded as being

Exhibit 10.32
hereby amended, and the Purchase Agreement as so amended together with all terms and conditions thereof will remain in full force and effect and time will remain of the essence.

6.This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable thereto.

7.This Amendment shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties, as applicable.

8.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or electronic form and the parties adopt any signatures received by electronic transmission as original signatures of the parties.

[Signature Page Follows]

Exhibit 10.32
IN WITNESS WHEREOF the parties hereto have duly executed this Amendment as of the date first above written.

ANI PHARMACEUTICALS CANADA INC.

Per: /s/ Nikhil Lalwani
Name: Nikhil Lalwani
Title: President & CEO

Per: /s/ Stephen P. Carey
Name: Stephen P. Carey
Title: Vice President & CFO

I/We have authority to bind the Corporation.

MASTERCOM INC.

Per: /s/ Omar Nouelaty
Name: Omar Nouelaty
Title:

Per:
Name:
Title:

I/We have authority to bind the Corporation.